Exhibit 3

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN

PRESS RELEASE

SMIC and SM Prime announce plans to consolidate SMIC’s real estate businesses

Friday, May 31, 2013

(31 May 2013. Pasay City, Philippines.) The Boards of Directors of SM Investments Corporation (SMIC) and SM Prime Holdings, Inc. (SM Prime) approved today plans to consolidate the property-related businesses of SMIC, under SM Prime, the Philippines’ leading shopping mall owner and operator.

The proposed consolidation involves a series of steps. The first step consists of exchange offers (the “Exchange Offers”) for the outstanding shares of two listed entities: SM Development Corp (SMDC), a residential developer in the Philippines; and Highlands Prime, Inc. (HP), a developer of high-end residential properties within Tagaytay Highlands. The Exchange Offers are structured such that SM Land, Inc. (SM Land), a privately held real estate subsidiary of SMIC, will offer existing shares of SM Prime in exchange for the outstanding shares of SMDC and HP.

Following the completion of the Exchange Offers, the second step involves the merger of SM Land with SM Prime, with the latter as the surviving entity.

The third step involves SM Prime’s acquiring specific real estate companies and assets currently held by SMIC in exchange for new shares in SM Prime (the second and third steps together, the “Reorganization”).

The Reorganization is subject to SM Prime’s stockholder approval where a vote of the stockholders owning at least two thirds of the outstanding capital stock of SM Prime is required and the Philippines Securities and Exchange Commission’s approval of the increase in authorized capital stock for the issuance of new shares. SM Prime has received support for the Reorganization from its major shareholders.

The consolidation is intended to create an integrated real estate company, which will allow the merged entity to undertake larger scale projects with the participation of all of its business units. Its expanded scope, under a simpler and more transparent corporate structure, is expected by SMIC and SM Prime to create efficiencies and further crystalize the value of the SMIC’s real estate businesses. The merged company will be among the largest integrated property developers in the region with offerings spanning across diverse sectors of mall, office, residential, hotel and leisure development. The transaction further underscores SM Prime’s commitment to maintaining its role as a catalyst for growth in the country. Following the Exchange Offers and the Reorganization, SM Prime will be led by a senior management team comprising of Mr. Henry Sy, Sr., as Chairman Emeritus and Mr. Henry T. Sy, Jr., as Chairman of the Board. Mr. Hans T. Sy and Mr. Jeffrey Lim will continue their existing role as President and Chief Finance Officer of the enlarged entity respectively.

“Mr. Henry Sy, Sr. has nurtured SM over the past 50 years from a Shoemart store in 1958 to become the Philippines’ leading conglomerate which, after this transaction, will hold one of the leading Asian real estate players today. I am honored to take his legacy forward by announcing this transformational reorganization. The enlarged SM Prime will be in a very good position to take the business up to its next phase of growth,” said Mr. Henry T. Sy, Jr.

Upon the successful completion of the consolidation, the transaction will provide the group with a wide range of expertise to move further into the development of lifestyle cities, which may be variants of the highly successful Mall of Asia Complex, while broadening the group’s market reach for its specific core business units. SMIC and SM Prime believe the transaction will also strengthen the enlarged company’s balance sheet and reduce its debt exposure which will provide more headroom for funding options to support the new company’s organic and inorganic growth objectives.

Mr. Jose T. Sio, Executive Vice President and Chief Finance Officer of SMIC, said, “This landmark transaction is mutually beneficial for all the stakeholders. The broadened organizational capabilities of the new entity will give it the operational and financial muscle to create additional value in our asset base through accelerated and synergistic projects, not just among the property companies but also among the other core businesses of SMIC, which includes retail operations and banking. Streamlining our real estate businesses under SM Prime would likewise allow SMIC to focus on pursuing new growth opportunities.”

SM Prime President, Mr. Hans T. Sy added, “The transaction will help leverage SM’s strong brand franchise and enable us to provide full breadth and depth of management expertise across all our business units. The gain of critical mass should generate economies of scale across various functions including land sourcing, master-planning and coordinated marketing efforts.”

The Exchange Offers for SMDC and HP by SM Land commences on June 4, 2013 and will remain open until July 9, 2013. SM Prime’s special stockholder meeting to approve the increase in authorized capital stock for the merger of SM Land and acquisition of real estate companies and assets from SMIC is scheduled to take place on July 10, 2013. The consolidation is expected to be completed by end of 2013, subject to regulatory and stockholder approvals.

BDO Securities Corporation is acting as offer agent for the Exchange Offers. BDO Capital and Investment Corporation, J.P. Morgan (S.E.A.) Limited and Macquarie Capital (Singapore) Pte. Limited are acting as financial advisors for the Reorganization. Manabat Sanagustin & Co., the local member firm of KPMG International in the Philippines, is the Independent Financial Advisor to the proposed consolidation.

— End —

For further inquiries:

Ms. Corazon P. Guidote

Senior Vice President for Investor Relations

SM Investments Corporation

E-mail: cora.guidote@sminvestments.com

Tel. No. 857-0117

Ms. Mary Christine Q. Tan

Senior Manager for Investor Relations

SM Prime Holdings, Inc.

E-mail: tynee.tan@smprime.com

Tel. no. 862-7800

NOT FOR DISTRIBUTION, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN

Cautionary Note Regarding Forward-Looking Statements

This announcement includes “forward-looking” statements, including, without limitation, expectations regarding SM Prime’s future business, financial condition, strategies and prospects. No forward-looking statements contained herein should be relied upon as predictions of future events. No assurance can be given that the expectations expressed in these forward-looking statements will prove to be correct. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of SM Prime and its subsidiaries to materially differ from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results, performance or achievements of SM Prime and its affiliates to materially differ from those in the forward-looking statements include, but are not limited to, a failure to obtain necessary corporate and regulatory approvals for the transactions described herein, the competitive nature of the markets in which SM Prime operates, conditions in the Philippines real estate market, and volatility and uncertainty in the Philippines, regional and global financial conditions. These forward-looking statements are based on information available to SMIC and SM Prime as of the date hereof. Except to the extent required by law, SMIC and SM Prime expressly disclaim any obligation or undertaking to release any updates or revisions of the forward-looking statements contained herein to reflect any change in expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Securities may not be offered or sold in the United States absent registration or an exemption from registration under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”). In the United States, the Exchange Offers are being made in reliance upon the Tier I exemption pursuant to Rule 14d-1(c) of the U.S. Securities Exchange Act of 1934, as amended, and the offer of SM Prime shares in connection with the Exchange Offers will be exempt from registration under the U.S. Securities Act pursuant to Rule 802 thereunder. The Exchange Offers and the distribution of this announcement and other information in connection with the Exchange Offers may be restricted by law in certain jurisdictions. SM Land, SM Prime and their affiliates and any persons acting on their behalf assume no responsibility in the event there is a violation by any person of such restrictions. Persons into whose possession this announcement or such other information should come are required to inform themselves about and to observe any such restrictions.

The Exchange Offers are not being made to the public in Belgium, and this announcement is not for distribution in Belgium, except to “qualified investors” within the meaning of Article 6, paragraph 3 of the Belgian Law of April 1, 2007 on public takeover bids and Article 10 of the Belgian law of June 16, 2006 on the public offering of securities and the admission of securities to trading on a regulated market.

Each of BDO Capital and Investment Corporation, J.P. Morgan (S.E.A.) Limited and Macquarie Capital (Singapore) Pte. Limited (together, the “Joint Financial Advisors”) is acting exclusively as financial advisor in connection with the Reorganization only. None of the Financial Advisors is offering securities or soliciting exchanges in connection with the Exchange Offers and none of them or any of their respective directors, employees or affiliates makes any representation or recommendation whatsoever regarding the Exchange Offers or the merits of participating in the Exchange Offers. None of the Financial Advisors accepts any responsibility for the contents of this announcement.